UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Midas Gold Corp.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	26-4675940
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 890, 999 W. Hastings Street Vancouver, BC, Canada	V6C 2W2
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered consist of common shares, no par value (“Common Shares”) of Midas Gold Corp., a British Columbia corporation (the “Registrant”). The description of the Registrant’s Common Shares under the headings “Dividends and Distributions”, “Description of Capital Structure – Authorized Capital” and “Description of Capital Structure – Common Shares” in the Registrant’s Annual Information Form for the fiscal year ended December 31, 2019, attached as Exhibit 99.1 to the Registrant’s Registration Statement on Form 40-F, initially filed on September 23, 2020 and as subsequently amended, is incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MIDAS GOLD CORP.

Date: January 20, 2021	By:	/s/ Darren Morgans
		Name:	Darren Morgans
		Title:	Chief Financial Officer